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                                                                  Exhibit (a)(7)

                            CERTIFICATE OF CORRECTION
                                       TO
                             ARTICLES SUPPLEMENTARY
                                       OF
                      DEAN WITTER PACIFIC GROWTH FUND INC.
                            (A MARYLAND CORPORATION)
                                    NOW NAMED
                     MORGAN STANLEY PACIFIC GROWTH FUND INC.
                            (A MARYLAND CORPORATION)


     DEAN WITTER PACIFIC GROWTH FUND INC. (NOW NAMED, MORGAN STANLEY PACIFIC GROWTH FUND INC.), a Maryland corporation (the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

     FIRST: On July 28, 1997 at 1:23 p.m. the Corporation filed with the Department Articles Supplementary dated July 28, 1997 (the "Articles Supplementary") to the Charter of the Corporation, and the Articles Supplementary require correction as permitted by Section 1-207 of the Corporations and Associations Article of the Annotated Code of Maryland.

     SECOND: (A) Article SECOND and the introductory paragraph of Article THIRD of the Articles Supplementary, as previously filed and to be corrected hereby, reads as follows:

          SECOND: PURSUANT TO AUTHORITY EXPRESSLY VESTED IN THE BOARD OF DIRECTORS OF THE CORPORATION BY ARTICLE V, SECTION 2(g) OF THE ARTICLES OF INCORPORATION (THE "ARTICLES"), THE BOARD HAS DULY ESTABLISHED THREE ADDITIONAL CLASSES OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF THE CORPORATION TO BE CLASSIFIED AS CLASS A, CLASS C AND CLASS D (THE "ADDITIONAL CLASSES") OF WHICH 500,000,000, 500,000,000 AND 500,000,000
     SHARES, RESPECTIVELY, HAVE BEEN AUTHORIZED AND THE BOARD HAS PROVIDED FOR THE ISSUANCE OF SUCH ADDITIONAL CLASSES.

          THIRD: THE TERMS APPLICABLE TO THE ADDITIONAL CLASSES OF THE COMMON SHARES AS SET BY THE BOARD OF DIRECTORS, INCLUDING PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, OR TERMS OR CONDITIONS OF REDEMPTION, ARE THE SAME AS THE TERMS OF THE EXISTING CLASS OF COMMON STOCK ("EXISTING CLASS") WHICH ARE SET FORTH IN THE ARTICLES, EXCEPT THAT:

     (B) Article SECOND and the introductory paragraph of Article THIRD of the Articles Supplementary, as corrected hereby, are as follows:

          SECOND: PURSUANT TO AUTHORITY EXPRESSLY VESTED IN THE BOARD OF DIRECTORS OF THE CORPORATION BY ARTICLE V, SECTION 2(g) OF THE ARTICLES OF INCORPORATION (THE "ARTICLES"), THE BOARD HAS DULY AUTHORIZED AN ADDITIONAL

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     300,000,000 SHARES OF THE EXISTING CLASS OF COMMON STOCK, PAR VALUE $.01
     PER SHARE, OF THE CORPORATION DESIGNATED AS CLASS B (THE "EXISTING CLASS"), AND THE BOARD HAS DULY AUTHORIZED AND ESTABLISHED THREE ADDITIONAL CLASSES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF THE CORPORATION TO BE DESIGNATED AS CLASS A, CLASS C, AND CLASS D (THE "ADDITIONAL CLASSES") OF WHICH 500,000,000, 500,000,000, AND 500,000,000 SHARES, RESPECTIVELY, HAVE
     BEEN AUTHORIZED AND THE BOARD HAS PROVIDED FOR THE ISSUANCE OF SUCH ADDITIONAL CLASSES.

          THIRD: THE TERMS APPLICABLE TO THE ADDITIONAL CLASSES OF COMMON STOCK AS SET BY THE BOARD OF DIRECTORS, INCLUDING PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, OR TERMS OR CONDITIONS OF REDEMPTION, ARE THE SAME AS THE TERMS OF THE EXISTING CLASS WHICH ARE SET FORTH IN THE ARTICLES, EXCEPT
     THAT:

     (C) The inaccuracies or defects contained in Article SECOND of the Articles Supplementary, as previously filed, are that language defining the Existing Class and increasing the number of shares of the Existing Class was inadvertently omitted. The inaccuracies or defects contained in the introductory paragraph of Article THIRD of the Articles Supplementary are as a result of the corrections to Article SECOND.

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     IN WITNESS WHEREOF, DEAN WITTER PACIFIC GROWTH FUND INC. (NOW NAMED, MORGAN
STANLEY PACIFIC GROWTH FUND INC.) has caused this Certificate of Correction to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on December 29, 2003.

WITNESS:                                    DEAN WITTER PACIFIC GROWTH FUND
                                            INC. (NOW NAMED, MORGAN STANLEY
                                            PACIFIC GROWTH FUND INC.)
/s/Sheldon Winicour
-------------------------------------       By: /s/Barry Fink
Shelson Winicour, Assistant Secretary              ------------------------
                                                 Barry Fink, Vice President


     THE UNDERSIGNED, Vice President of DEAN WITTER PACIFIC GROWTH FUND INC. (NOW NAMED, MORGAN STANLEY PACIFIC GROWTH FUND INC.), with respect to the foregoing Certificate of Correction of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Certificate of Correction to be the act of the Corporation and further certifies that, to the best of his or her knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.

                                                    /s/Barry Fink
                                                    --------------------------
                                                    Barry Fink, Vice President

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